    Exhibit 99.1

UNIVERSAL HEALTH REALTY INCOME TRUST		Universal Corporate Center
367 S. Gulph Road
P.O. Box 61558
King of Prussia, PA 19406
(610) 265-0688
FOR IMMEDIATE RELEASE
CONTACT:	Charles Boyle	July 27, 2016
Chief Financial Officer
(610) 768-3300

UNIVERSAL HEALTH REALTY INCOME TRUST

REPORTS 2016 SECOND QUARTER FINANCIAL RESULTS

Consolidated Results of Operations - Three-Month Periods Ended June 30, 2016 and 2015:

KING OF PRUSSIA, PA - Universal Health Realty Income Trust (NYSE:UHT) announced today that for the three-month period ended June 30, 2016, reported net income was $4.5 million, or $.34 per diluted share, as compared to $12.0 million, or $.90 per diluted share, during the second quarter of 2015.

As reflected on the attached Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), our reported results for the second quarter of 2015 included an $8.7 million, or $.66 per diluted share, gain realized on a property exchange transaction that occurred in May, 2015, as discussed below. After neutralizing the impact of the gain from last year’s second quarter results, our adjusted net income increased $1.3 million, or $.10 per diluted share, during the second quarter of 2016, as compared to the comparable quarter of 2015. The increase consisted primarily of increased net income generated at various properties.

As calculated on the Supplemental Schedule, our funds from operations (“FFO”), which excludes the impact of the gain from last year’s second quarter as well as depreciation and amortization incurred by us and our unconsolidated affiliates, increased 10% to $10.4 million, or $.78 per diluted share, during the second quarter of 2016, as compared to $9.5 million, or $.71 per diluted share during the second quarter of 2015.

Consolidated Results of Operations - Six-Month Periods Ended June 30, 2016 and 2015:

For the six-month period ended June 30, 2016, reported net income was $9.0 million, or $.67 per diluted share, as compared to $15.7 million, or $1.18 per diluted share, during the comparable six-month period of 2015.

As reflected on the Supplemental Schedule, our reported results for the first six months of 2015 included the above-mentioned $8.7 million, or $.66 per diluted share, gain realized on the property exchange transaction. After neutralizing the impact of the gain from the financial results for the six-month period ended June 30, 2015, our adjusted net income increased $2.0 million, or $.15 per diluted share, during the first six months of 2016, as compared to the comparable period of 2015. The increase consisted primarily of increased net income generated at various properties as well as the favorable impact on our net income resulting from the property exchange transaction in May, 2015, as discussed below.

As calculated on the Supplemental Schedule, our FFO increased 8% to $20.6 million, or $1.54 per diluted share, during the first six months of 2016, as compared to $19.0 million, or $1.43 per diluted share, during the first six months of 2015.

Acquisition:

In June, 2016, we purchased the Chandler Corporate Center III located in Chandler, Arizona for a net purchase price of approximately $18.0 million. The property, which consists of 82,000 rentable square feet, is currently 92% occupied by one tenant pursuant to the terms of a triple-net lease, with a remaining lease term of approximately 11 years.

Hospital Lease Renewals:

Subsidiaries of Universal Health Services, Inc. (“UHS”):

In June, 2016, certain wholly-owned subsidiaries of UHS provided the required notice to us exercising the 5-year renewal options on the leases related to the acute care hospitals listed below. These renewals extended the lease terms on these facilities, at existing lease rates, to December, 2021.

•	McAllen Medical Center – McAllen, Texas

•	Wellington Regional Medical Center – West Palm Beach, Florida

•	Southwest Healthcare System, Inland Valley Campus – Wildomar, California

Other tenant:

In April, 2016, the tenant of Kindred Chicago Central Hospital, located in Chicago, Illinois, provided the required notice to us exercising the 5-year renewal option on the facility. The renewal extended the lease term on the facility to December, 2021.

Dividend Information:

The second quarter dividend of $.65 per share was paid on June 30, 2016.

Capital Resources Information:

In May, 2016, we amended our revolving credit agreement to, among other things, increase the borrowing capacity to $250 million from $185 million. At June 30, 2016, we had $167.0 million of borrowings outstanding pursuant to the terms of our amended revolving credit agreement and $80.0 million of available borrowing capacity, net of outstanding borrowings and letters of credit.

At-The-Market Equity Issuance Program (“ATM Program”):

During the second quarter of 2016, we recommenced our at-the-market equity issuance program pursuant to the terms of which we may sell, from time-to-time, common shares of our beneficial interest up to an aggregate sales price of approximately $23.3 million to or through Merrill Lynch, Pierce, Fenner and Smith, Incorporated (“Merrill Lynch”), as sales agent and/or principal. The common shares were offered pursuant to the Registration Statement filed with the Securities and Exchange Commission, which became effective during the fourth quarter of 2015.

Pursuant to the ATM Program, during the second quarter of 2016, we issued 249,016 shares at an average price of $55.30 per share which generated approximately $13.2 million of net cash proceeds

(net of compensation to Merrill Lynch and other various fees and expenses). Since inception of this program through June 30, 2016, we have issued 829,916 shares at an average price of $48.77 per share, which generated approximately $38.8 million of net cash proceeds (net of compensation to Merrill Lynch and other various fees and expenses).

Property Exchange Transaction:

In May, 2015, in exchange for the real property of Sheffield Medical Building, a 73,446 square foot medical office building (“MOB”) located in Atlanta, Georgia, we received, from an unrelated party, $2 million in cash and the real property of two MOBs located in Sandy Springs and Vinings, Georgia. Based upon the fair value of the assets exchanged, this transaction resulted in an $8.7 million gain which is included in our financial results for the three and six-month periods ended June 30, 2015.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

Universal Health Realty Income Trust, a real estate investment trust, invests in healthcare and human service related facilities including acute care hospitals, rehabilitation hospitals, sub-acute care facilities, surgery centers, free-standing emergency departments, childcare centers and medical office buildings. We have investments in sixty-four properties located in nineteen states.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare and healthcare real estate industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A - Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2015 and in Item 2-Forward-Looking Statements and Certain Risk Factors in our Form 10-Q for the quarterly period ended March 31, 2016), may cause the results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

We believe that adjusted net income and adjusted net income per diluted share (as reflected on the attached Supplemental Schedules), which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, gains on divestitures, gains on property exchanges, and gains on fair value recognition resulting from the purchase of minority interests in majority-owned LLCs.

Funds from operations (“FFO”) is a widely recognized measure of performance for Real Estate Investment Trusts (“REITs”). We believe that FFO and FFO per diluted share, which are non-GAAP financial measures, are helpful to our investors as measures of our operating performance. We compute FFO, as reflected on the attached Supplemental Schedules, in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we interpret the definition. FFO adjusts for the effects gains, such as the gain on property exchange transaction that occurred during the second quarter of 2015. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income determined in accordance with GAAP. In addition, FFO should not be used as: (i) an indication of our financial performance determined in accordance with GAAP; (ii) an alternative to cash flow from operating activities determined in accordance with GAAP; (iii) a measure of our liquidity, or; (iv) an indicator of funds available for our cash needs, including our ability to make cash distributions to shareholders. A reconciliation of our reported net income to FFO is reflected on the Supplemental Schedules included below.

To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2015 and our report on Form 10-Q for the quarterly period ended March 31, 2016. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Realty Income Trust

Consolidated Statements of Income

For the Three and Six Months Ended June 30, 2016 and 2015

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenues:
Base rental - UHS facilities	$4,079	$3,991	$8,160	$7,897
Base rental - Non-related parties	9,030	8,806	17,845	17,675
Bonus rental - UHS facilities	1,193	1,150	2,439	2,368
Tenant reimbursements and other - Non-related parties	1,943	1,894	3,816	3,903
Tenant reimbursements and other - UHS facilities	216	208	427	408

	16,461	16,049	32,687	32,251

Expenses:
Depreciation and amortization	5,543	5,870	10,979	11,393
Advisory fees to UHS	781	693	1,548	1,359
Other operating expenses	4,540	4,738	8,940	9,460
Transaction costs	64	147	146	204

	10,928	11,448	21,613	22,416

Income before equity in income of unconsolidated limited liability companies (“LLCs”), interest expense and gain	5,533	4,601	11,074	9,835
Equity in income of unconsolidated LLCs	1,227	673	2,286	1,265
Gain on property exchange	—	8,742	—	8,742
Interest expense, net	(2,237)	(2,012)	(4,409)	(4,142)

Net income	$4,523	$12,004	$8,951	$15,700

Basic earnings per share	$0.34	$0.90	$0.67	$1.18

Diluted earnings per share	$0.34	$0.90	$0.67	$1.18

Weighted average number of shares outstanding - Basic	13,397	13,286	13,352	13,284
Weighted average number of share equivalents	7	10	7	11

Weighted average number of shares and equivalents outstanding - Diluted	13,404	13,296	13,359	13,295

Universal Health Realty Income Trust

Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”)

For the three months ended June 30, 2016 and 2015

(in thousands, except per share amounts)

(unaudited)

Calculation of Adjusted Net Income

	Three Months Ended		Three Months Ended
	June 30, 2016		June 30, 2015
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$4,523	$0.34	$12,004	$0.90
Adjustment:
Less: Gain on property exchange	—	—	(8,742)	(0.66)

Adjusted net income	$4,523	$0.34	$3,262	$0.24

Calculation of Funds From Operations (“FFO”)

	Three Months Ended		Three Months Ended
	June 30, 2016		June 30, 2015
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$4,523	$0.34	$12,004	$0.90
Plus: Depreciation and amortization expense:
Consolidated investments	5,435	0.40	5,778	0.44
Unconsolidated affiliates	465	0.04	418	0.03
Less: Gain on property exchange	—	—	(8,742)	(0.66)

FFO	10,423	0.78	9,458	0.71

Dividend paid per share		$0.650		$0.640

Universal Health Realty Income Trust

Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”)

For the six months ended June 30, 2016 and 2015

(in thousands, except per share amounts)

(unaudited)

Calculation of Adjusted Net Income

	Six Months Ended		Six Months Ended
	June 30, 2016		June 30, 2015
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$8,951	$0.67	$15,700	$1.18
Adjustment:
Less: Gain on property exchange	—	—	(8,742)	(0.66)

Adjusted net income	$8,951	$0.67	$6,958	$0.52

Calculation of Funds From Operations (“FFO”)

	Six Months Ended		Six Months Ended
	June 30, 2016		June 30, 2015
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$8,951	$0.67	$15,700	$1.18
Plus: Depreciation and amortization expense:
Consolidated investments	10,768	0.80	11,188	0.85
Unconsolidated affiliates	915	0.07	828	0.06
Less: Gain on property exchange	—	—	(8,742)	(0.66)

FFO	20,634	1.54	18,974	1.43

Dividend paid per share		$1.295		$1.275

Universal Health Realty Income Trust

Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	June 30,	December 31,
	2016	2015
Assets:
Real Estate Investments:
Buildings and improvements and construction in progress	$494,276	$469,933
Accumulated depreciation	(129,482)	(121,161)

	364,794	348,772
Land	46,000	41,724

Net Real Estate Investments	410,794	390,496

Investments in and advances to limited liability companies (“LLCs”)	36,871	31,597
Other Assets:
Cash and cash equivalents	4,707	3,894
Base and bonus rent receivable from UHS	2,314	2,116
Rent receivable - other	4,494	4,292
Intangible assets (net of accumulated amortization of $24.6 million and $25.1 million at June 30, 2016 and December 31, 2015, respectively)	20,971	19,757
Deferred charges and other assets, net	7,273	6,351

Total Assets	$487,424	$458,503

Liabilities:
Line of credit borrowings	$167,000	$142,150
Mortgage and other notes payable, non-recourse to us, net	108,500	110,156
Accrued interest	514	504
Accrued expenses and other liabilities	6,787	6,807
Tenant reserves, deposits and prepaid rents	4,437	3,844

Total Liabilities	287,238	263,461

Equity:
Preferred shares of beneficial interest, $.01 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Common shares, $.01 par value; 95,000,000 shares authorized; issued and outstanding: 2016 - 13,588,951; 2015 - 13,327,020	136	133
Capital in excess of par value	255,305	241,700
Cumulative net income	564,237	555,286
Cumulative dividends	(619,376)	(601,983)
Accumulated other comprehensive loss	(116)	(94)

Total Equity	200,186	195,042

Total Liabilities and Equity	$487,424	$458,503